UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   x
Filed by a Party other than the Registrant   o
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o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
o	Definitive Proxy Statement
x	Definitive Additional Materials
o	Soliciting Material Pursuant to Sec. 240.14a-12

SENTINEL GROUP FUNDS, INC. _________________________________________________
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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x	No fee required.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice: Special Meeting of Shareholders Adjourned Until

March 20, 2015

Sentinel Group Funds, Inc.

Sentinel Georgia Municipal Bond fund

Sentinel Low Duration Bond Fund

Sentinel Multi-Asset Income Fund

Sentinel Small Company Fund

March 16, 2015

Notice is hereby given that the Special Meeting of Shareholders (the “Meeting”) of Sentinel Georgia Municipal Bond Fund, Sentinel Low Duration Bond Fund, Sentinel Multi-Asset Income Fund and Sentinel Small Company Fund, each a series of Sentinel Group Funds, Inc. (the “Corporation”), was adjourned with respect to the specific proposals set forth below and will now be held on Friday, March 20, 2015 at 10:00 a.m.  The record date, December 22, 2014, has not changed.

The Meeting will be held at the Corporation’s offices, located at One National Life Drive, Montpelier VT, for the following purposes:

Fund	Proposal
Sentinel Georgia Municipal Bond Fund	To consider and vote upon proposal 2R
Sentinel Low Duration Bond Fund	To consider and vote upon proposal 2R
Sentinel Multi-Asset Income Fund	To consider and vote upon proposal 2R
Sentinel Small Company Fund	To consider and vote upon proposal 2R

And for each Fund listed above, to consider and act upon any other matters that may properly come before the Meeting or any adjournment thereof.

The matters referred to above are discussed in the Proxy Statement previously mailed to shareholders.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, AND RETURN THE PROXY CARD THAT WAS PREVIOUSLY MAILED TO YOU.

Prompt return of the proxy card appreciated.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 16, 2015

The Notice of Special Meeting of Shareholders, Proxy Statement and Proxy Cards are available on the internet at http://www.sentinelinvestments.com/proxyinformation.